Exhibit 99.5

RESOURCE GROUP US HOLDINGS LLC AND SUBSIDIARIES

RESOURCE GROUP US HOLDINGS LLC AND SUBSIDIARIES

Consolidated Balance Sheets (unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash	$361,139	$403,043
Accounts receivable, net	1,402,611	1,490,995
Inventory	923,928	738,297
Prepaid expenses and other current assets	47,863	59,560
Current Assets	2,735,541	2,691,895

Property and equipment, net	5,861,455	6,296,723
Intangible assets, net	-	13,889
Right-of-use assets	331,192	348,575

Total Assets	$8,928,188	$9,351,082

Liabilities and Member’s Deficit
Current liabilities:
Accounts payable and accrued expenses	$3,228,809	$2,912,508
Due to affiliates	2,575,720	2,502,241
Notes payable, current	5,857,990	5,494,786
Notes payable – related party, current	4,992,266	4,992,266
Operating lease liabilities, current	53,887	50,536
Finance lease liabilities, current	187,158	202,886
Total Current Liabilities	16,895,830	16,155,223

Notes payable, net of current portion	3,728,278	4,110,484
Operating lease liabilities, net of current portion	297,519	305,502
Finance lease liabilities, net of current portion	1,124,349	1,166,248
Total Liabilities	22,055,976	21,737,457
Member’s Deficit:
Common Class A Units (9,536,000 units authorized, issued and outstanding as of March 31, 2025 and December 31, 2024)	342,996	342,732
Common Class B Units (475,000 units authorized, issued and outstanding as of March 31, 2025 and 0 units issued and outstanding as of December 31, 2024)	-	-
Preferred Class A-1 Units (6,485,962 units authorized, issued and outstanding as of March 31, 2025 and December 31, 2024)	6,485,962	6,485,962
Preferred Class A-2 Units (10,510,000 authorized,0 issued and outstanding as of March 31, 2025 and 10,510,000 issued and outstanding as of December 31, 2024)	-	10,510,000
Preferred Class A-3 Units (1,325,000 units authorized, issued and outstanding as of March 31, 2025 and December 31, 2024)	1,629,928	1,629,928
Accumulated Deficit	(21,586,674)	(31,354,997)
Total Member’s Deficit:	(13,127,788)	(12,386,375)
Total Liabilities and Member’s Deficit	$8,928,188	$9,351,082

The accompanying notes are an integral part of these consolidated financial statements.

RESOURCE GROUP US HOLDINGS LLC AND SUBSIDIARIES

Consolidated Statements of Operations (unaudited)

	For the Three Months Ended March 31,
	2025	2024

Revenue:	$5,278,563	$4,091,988

Costs of revenue	3,225,633	3,354,307

Gross profit	2,052,930	737,681

General and administrative expenses	2,135,408	1,919,506

Operating income (loss)	(82,478)	(1,181,825)

Other income (expense):
Interest expense	(756,697)	(470,726)
Gain on settlement of debt	97,498

Net loss	$(741,677)	$(1,652,551)

The accompanying notes are an integral part of these consolidated financial statements.

RESOURCE GROUP US HOLDINGS LLC AND SUBSIDIARIES

Consolidated Statements of Changes in Members’ Deficit (unaudited)

For the Period Ended
March 31, 2025 and March 31, 2024

	Common Class A Units (9,536,000 shares outstanding)	Preferred Class A-1 Units (6,485,962 shares outstanding)	Preferred Class A-2 Units (10,510,000 shares outstanding)	Preferred Class A-3 Units (1,325,000 shares outstanding)	Accumulated Deficit	Total
Balance at January 1, 2024	$337,332	$6,485,962	$10,510,000	$1,629,928	$(26,878,730)	$(7,915,508)
Member contributions	5,400					5,400
Net loss	-	-	-	-	(1,652,551)	(1,652,551)
Balance at March 31, 2024	$342,732	$6,485,962	$10,510,000	$1,629,928	$(28,531,281)	$(9,562,659)

	Common Class A Units (9,536.000 shares outstanding)	Common Class B Units (475,000 shares outstanding)	Preferred Class A-1 Units (6,485,962 shares outstanding)	Preferred Class A-2 Units (10,510,000 shares outstanding)	Preferred Class A-3 Units (1,325,000 shares outstanding)	Accumulated Deficit	Total
Balance at January 1, 2025	$342,732	$-	$6,485,962	$10,510,000	$1,629,928	$(31,354,997)	$(12,386,375)
Member contributions	264	-	-	-	-	-	264
Conversion Units Relinquished	-	-	-	(10,510,000)		10,510,000,	-
Net loss	-	-	-	-	-	(741,677)	(741,677)
Balance at March 31, 2025	$342,996	$-	$6,485,962	$-	$1,629,928	$(21,586,674)	$(13,127,788)

The accompanying notes are an integral part of these consolidated financial statements.

RESOURCE GROUP US HOLDINGS LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows (unaudited)

	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024

Cash flows from operating activities:
Net loss	$(741,677)	$(1,652,551)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	439,333	377,221
Amortization of debt discount	260,345	138,183
Amortization of right-of-use asset	17,383	12,228
Amortization of intangible assets	13,889	8,334
Bad debt expense	-	5,343
Gain on settlement of debt	(97,498)	-
Changes in operating assets and liabilities:
Accounts receivable	88,384	42,703
Inventory	(185,631)	-
Prepaid assets and other current assets	11,697	264,229
Accounts payable and accrued expenses	316,301	585,568
Operating lease liabilities	(4,632)	(3,422)
Net cash provided by (used in) operating activities	117,894	(222,164)

Cash flows from investing activities:
Purchase of property and equipment	(4,065)	(131,716)
Net cash used in investing activities	(4,065)	(131,716)

Cash flows from financing activities:
Proceeds from notes payable	1,296,500	-
Principal payments on notes payable	(1,128,810)	-
Payments on finance leases	(57,627)	(36,019)
Payments on equipment leases	(339,539)	(304,005)
Net borrowings from affiliates	73,479	340,267
Member contributions	264	5,400
Net cash provided by financing activities	(155,733)	5,643

Net change in cash	(41,904)	(348,237)

Cash – beginning of year	403,043	765,277

Cash – end of year	$361,139	$417,040

Cash paid for:
Interest	$267,278	$176,141

Supplemental disclosure of non-cash activities:
Borrowing on equipment leases	$-	$406,956
Preferred stock relinquishment	$10,510,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

Resource Group US Holdings LLC and Subsidiaries
Notes to Financial Statements (Unaudited)

For the Three Months Ended March 31, 2025, and 2024

1.	Description of Business

Resource Group US Holdings LLC (the “Company”) is a limited liability company formed in Florida. The Company holds a 100% ownership interest in Resource Group US LLC (“Resource”), Zimmer Equipment Inc. (“ZEI”) and ETS Realty 1, LLC (“ETS”).

The Company is a next-generation, full-service organic recycling and compost technology company specializing in transforming targeted organic green waste materials into engineered, environmentally friendly soil and mulch products. In addition, the Company offers year-round collection and disposal services through high-capacity grapple trucks, open-top walking floor trailers, and variable-sized containers serving green waste generators, landscaping companies, golf courses, communities, and municipalities. The Company works to streamline operations by internalizing transportation services, reducing over-the-road mileage, lowering disposal costs, and maximizing efficiency.

The Company is governed by an operating agreement (“Operating Agreement”) and shall continue in existence until it is dissolved in accordance with the provisions of such agreement. The Company primarily operates in the state of Florida.

Going Concern

The Company has incurred net losses since inception and has a net equity deficiency, which raises substantial doubt about its ability to continue as a going concern. The Company has historically funded its operations through various debt financing. The above conditions raise substantial doubt about the Company’s ability to continue as a going concern.

2.	Summary of Significant Accounting Policies

Basis of presentation and principals of consolidation — The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Resource, ZEI and ETS.

Recently adopted accounting pronouncements — New accounting pronouncements implemented by the Company are discussed below or in the related notes, where appropriate.

Accounting estimates — The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition – The Company determines, at contract inception, whether it will transfer control of a promised good or service over time or at a point in time, regardless of the length of contract or other factors. The recognition of revenue aligns with the timing of when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. To achieve this core principle, the Company applies the following five steps in accordance with its revenue policy:

(1)	Identify the contract with a customer

(2)	Identify the performance obligations in the contract

(3)	Determine the transaction price

(4)	Allocate the transaction price to performance obligations in the contract

(5)	Recognize revenue as performance obligations are satisfied

The Company recognizes revenue from the sale of materials (compost, soil and mulch) as well as the collection and disposal services of waste, which at times, is produced into saleable materials.

The sale of materials is recognized at the point in time when control of the product transfers to the customer, which typically occurs upon delivery or customer pickup at the Company’s facility. Revenue from the sale of materials amounted to $490,142 and $343,862 for the period ended March 31, 2025 and 2024, respectively. Revenue from collection and disposal services is recognized over time as the service is rendered, which is typically within the same day. In connection with these contracts, the Company at times receives non-cash consideration as partial consideration for services provided. The Company retains any materials which can be cleansed and sold. Revenue from collection and disposal services amounted to $4,700,068 and $3,649,450 for the period ended March 31, 2025, and 2024, respectively. There is also a small amount of income related to renting trailers. This accounts for $88,353 and $98,676 for the period ended March 31, 2025 and 2024, respectively.

Resource Group US Holdings LLC and Subsidiaries
Notes to Financial Statements

For the Three Months Ended March 31, 2025, and 2024

2.	Summary of Significant Accounting Policies (cont.)

Cash and cash equivalents — The Company considers cash and cash equivalents to include all short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less upon acquisition.

Accounts receivable and allowance for credit losses – Accounts receivable are receivables generated from sales to customers. Amounts included in accounts receivable are deemed to be collectible within the Company’s operating cycle. The Company recognizes accounts receivable at invoiced amounts.

The Company adopted ASC 326, Current Expected Credit Losses, on January 1, 2023, which requires the measurement and recognition of expected credit losses using a current expected credit loss model. The allowance for credit losses on expected future uncollectible accounts receivable is estimated considering forecasts of future economic conditions in addition to information about past events and current conditions.

The allowance for credit losses reflects the Company’s best estimate of expected losses inherent in the accounts receivable balances. Management provides an allowance for credit losses based on the Company’s historical losses, specific customer circumstances, and general economic conditions. Periodically, management reviews accounts receivable and adjusts the allowance based on current circumstances and charges off uncollectible receivables when all attempts to collect have been exhausted and the prospects for recovery are remote. Recoveries are recognized when they are received. Actual collection losses may differ from the Company’s estimates and could be material to its consolidated financial position, results of operations, and cash flows. As of March 31, 2025 and December 31, 2024, the Company’s allowance for credit losses amounted to $117,137.

Inventory – Inventory consists of dirt, sand, mulch and compost. The Company’s inventory is valued at the lower of cost (first-in, first-out method) or net realizable value, and consists of all finished goods. As of March 31, 2025 and December 31, 2024 there was inventory of $923,928 and $738,297, respectively.

Property, plant and equipment — Property, plant and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated lives of each asset. Repairs and maintenance are charged to expenses when incurred.

Intangible assets – Intangible assets consist of $100,000 of a non-compete agreement that are being amortized over 3 years. Amortization expense for the three months ended March 31, 2025 and 2024 was $13,889 and $8,333, respectively. The accumulated amortization as of March 31, 2025 and December 31, 2024 was $100,000 and $86,111, respectively. Remaining amortization expense is $0.

Income taxes — The Company is a limited liability company, treated as a partnership under the Internal Revenue Code (IRC) and for Florida purposes. As a result, all profits and losses are reflected in the respective members’ tax return. Accordingly, the accompanying consolidated financial statements do not include any provision for federal and state income taxes.

The Company evaluates uncertain income tax positions taken or expected to be taken in a tax return for recognition in its consolidated financial statements. The Company was not required to recognize any amounts from uncertain tax positions for the period ended March 31, 2025 and 2024. The Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof, as well as other factors. Generally, federal, state and local authorities may examine the Company’s tax returns for three years from the date of filing.

Resource Group US Holdings LLC and Subsidiaries
Notes to Financial Statements

For the Three Months Ended March 31, 2025, and 2024

2.	Summary of Significant Accounting Policies (cont.)

Business Combinations — The Company accounts for business acquisitions using the acquisition method of accounting in accordance with ASC 805 “Business Combinations”, which requires recognition and measurement of all identifiable assets acquired and liabilities assumed at their fair value as of the date control is obtained. The Company determines the fair value of assets acquired and liabilities assumed based upon its best estimates of the acquisition-date fair value of assets acquired and liabilities assumed in the acquisition. Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired. Subsequent adjustments to fair value of any contingent consideration are recorded to the Company’s consolidated statements of operations. Costs that the Company incurs to complete the business combination are charged to general and administrative expenses as they are incurred.

For acquisitions of assets that do not constitute a business, any assets and liabilities acquired are recognized at their cost based upon their relative fair value of all asset and liabilities acquired.

Concentrations of credit risk — Financial instruments, that potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents. The Company places its cash with high credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limits. The Company has not experienced any losses in such account and believes that it is not exposed to any significant credit risk on the account.

Accounting Standards Recently Adopted - On November 27, 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-07 Segment Reporting (Topic 280):

Improvements to Reportable Segment Disclosures. Among other new disclosure requirements, ASU 2023-07 requires companies to disclose significant segment expenses that are regularly provided to the chief operating decision maker. ASU 2023-07 is effective for annual periods beginning on January 1, 2024 and interim periods beginning on January 1, 2025. ASU 2023-07 must be applied retrospectively to all prior periods presented in the consolidated financial statements. The Company adopted ASU 2023-07 during the year ended December 31, 2024.

3.	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization and depreciated using the straight-line method over their useful lives. At March 31, 2025 and December 31, 2024 the Company’s property and equipment, net consisted of the following:

	March 31, 2025	December 31, 2024	Estimated Life
Equipment	$4,912,163	$4,908,098	5 – 10 years
Land improvements	321,922	321,922	7 – 20 years
Vehicles and trailers	5,651,095	5,651,095	5 – 7 years
Less: accumulated depreciation	(5,023,725)	(4,584,392)
Property and equipment, net	$5,861,455	$6,296,723

Included in property and equipment is $1,252,739 and $1,325,137 of finance lease right of use assets as of March 31, 2025, and December 31, 2024, respectively.

Depreciation expense for the period ended March 31, 2025 and 2024 amounted to $439,333 and $377,221, respectively, of which $72,398 and $61,478 related to finance leases.

Resource Group US Holdings LLC and Subsidiaries
Notes to Financial Statements

For the Three Months Ended March 31, 2025, and 2024

4.	Notes Payable & Notes Payable – Related Party

As of March 31, 2025 and December 31, 2024, notes payable consisted of the following:

	March 31, 2025	December 31, 2024
Gail Baird Foundation – Mortgage note payable with an original principal amount of $2,500,000 dated October 23, 2023 with a maturity date of April 21, 2025 and interest rate of 14% per annum. Guaranteed by a member of the Company, collateralized by land held by the Company and the entire principal balance due upon maturity. The Company recognized a discount of $350,000 on such note, of which amortization of debt discount of $0 and $138,183 has been recognized during the periods ending March 31, 2025 and 2024, respectively.	$2,500,000	$2,500,000
Star Capital Group – Note payable with an original principal amount of $28,355 dated March 19, 2023 with a maturity date of January 1, 2025, interest rate of 15% per annum, secured by underlying equipment and monthly payments of principal and interest.	-	2,526
CCG Loan1 – Note payable with an original principal amount of $389,469 dated July 12, 2022 with a maturity date of April 12, 2026, interest rate of 10.89% per annum, secured by underlying equipment and monthly payments of principal and interest.	119,665	145,365
CCG Loan2 – Note payable with an original principal amount of $507,935 dated August 26, 2022 with a maturity date of May 26, 2026, interest rate of 11.18% per annum, secured by underlying equipment and monthly payments of principal and interest.	167,806	201,049
CCG Loan3 – Note payable with an original principal amount of $428,446 dated October 13, 2023 with a maturity date of August 13, 2027, interest rate of 12.4% per annum, secured by underlying equipment and monthly payments of principal and interest.	278,124	302,507
John Deere Equipment – Note payable with an original principal amount of $91,778 dated March 4, 2022 with a maturity date of March 4, 2026, no interest and monthly principal payments.	21,032	26,768
Loeb – Note payable with an original principal amount of $3,196,215 dated September 7, 2023 with a maturity date of September 7, 2026, interest rate of 15.5% per annum during 2023 and 14.5% per annum during 2024, secured by underlying equipment and monthly payments of principal and interest with $1,796,979 due upon maturity. $2,601,704 of the proceeds were used to pay off the Garrington note as described above.	2,652,803	2,778,763
MCS (related party) – Note payable with an original principal amount of $4,960,517 dated January 31, 2023 with a maturity date of January 1, 2025, interest rate of 12.5% per annum, with the entire principal amount due upon maturity.$4,097,990 of the proceeds were used to pay off the CA Funding note as described above, along with $866,088 amounts that were due from related parties and accrued interest	4,960,517	4,960,517
Index Loan2 (related party) – Note payable dated November 8, 2022 due on demand and interest rate of 11.5% per annum. Convertible into preferred units of the Company.	31,749	31,749
ZEI Seller Loan – Note payable with an original principal amount of $750,000 dated March 21, 2022 with a maturity date of April 30, 2025 and interest rate of 7% per annum and entire principal balance due upon maturity.	250,000	500,000
Moorback 6600 STA – Note payable with an original principal amount of $312,350 dated January 31, 2024 with a maturity date of February 28, 2029, interest rate of 12.89% per annum, secured by underlying equipment and monthly payments of principal and interest.	262,590	275,634
Blending Line STA – Note payable with an original principal amount of $94,605 dated February 1, 2024 with a maturity date of March 5, 2029, interest rate of 12.89% per annum, secured by underlying equipment and monthly payments of principal and interest.	79,533	83,484
Dollinger Bridge – Note payable with an original principal amount of $600,000 dated July 25, 2024 with a maturity date of October 23, 2024, interest rate of 14% per annum, with the entire principal amount due upon maturity. Subsequent to March 31, 2024, the note was extended to March 31, 2025.	600,000	600,000
911 Grapple Truck – Note payable with an original principal amount of $305,985 dated September 1, 2024 with a maturity date of August 30, 2029, interest rate of 7.74% per annum, secured by underlying equipment and monthly payments of principal and interest.	276,062	293,326
Ford T350 – Note payable with an original principal amount of $39,066 dated October 1, 2024 with a maturity date of September 30, 2029, interest rate of 9% per annum, secured by underlying equipment and monthly payments of principal and interest.	35,250	37,812
BMO Note payable – Note payable with an original principal amount of $861,485 dated August 22, 2022 with a maturity date of September 30, 2028, interest rate of 6.35% per annum, secured by underlying equipment and monthly payments of principal and interest.	540,056	574.461
Huntington Note Payable – Note payable with an original amount of $317,571 dated March 23, 2022 with a maturity date of March 31, 2028, interest rate of 7.29% per annum, secured by underlying equipment and monthly payments of principal and interest.	218,489	226,677
Xerox Copier Note Payable – Note payable with an original amount of $10,423 dated July 1, 2020 with a maturity date of September 30, 2025, interest rate of 4% per annum, secured by underlying equipment and monthly payments of principal and interest	1,626	1,626
PNC Equipment Finance – Note payable with an original amount of $158,429 dated March 27, 2022 with a maturity date of January 31, 2029, interest rate of 8% per annum, secured by underlying equipment and monthly payments of principal and interest.	109,721	115,779
SMFL Note Payable – Note payable with an original amount of $357,260 dated March 27, 2022 with a maturity date of January 31, 2029, no interest, secured by underlying equipment and monthly payments of principal and interest.	218,325	233,211
Verdant – Note payable with an original amount of $496,993 dated September 18, 2022 with a maturity date of October 16, 2027, interest rate of 6.67% per annum, secured by underlying equipment and monthly payments of principal and interest	233,651	255,282
MCA-CFG Merchant Solutions – Cash advance agreement dated October 4, 2024 with a maturity date of May 11, 2025 and weekly estimated payments of $15,682. The Company recognized a discount of $76,001 on such note, of which amortization of debt discount of $16,498 has been recognized during the period ending March 31, 2025	-	565,000
MCA-CFG Merchant Solutions – Cash advance agreement dated January 30, 2025 with a maturity date of December 15, 2025 and weekly estimated payments of $14,914.	596,538	-
MCA-CFG Merchant Solutions3 – Cash advance agreement dated March 21, 2025 with a maturity date of January 23, 2026 and weekly estimated payments of $18,818.	828,000	-
Total	14,981,537	14,711,536
Less: debt discount	(393,003)	(114,000)
Total Debt	14,588,534	14,597,536
Less: current maturities, net	(10,850,256)	(10,487,052)
Long-term debt, net	$3,738,278	$4,110,484

Resource Group US Holdings LLC and Subsidiaries
Notes to Financial Statements

For the Three Months Ended March 31, 2025, and 2024

4.	Note Payable & Notes Payable – Related Party (cont.)

Scheduled maturities of the Company’s notes payable is as follows for the period ending March 31, 2025

2025	$10,469,547
2026	3,041,855
2027	556,892
2028	459,444
2029	60,796
$14,588,534

For the periods ended March 31, 2025 and 2024, the Company recognized amortization of debt discount of $260,345 and $138,183, respectively. For the periods ended March 31, 2025 and March 31, 2024, the Company recognized interest expense of $756,697 and $472,091, respectively. During period ended March 31, 2025 the MCA-CFG Merchant Solutions debt was settled.  The note contained a provision for a discount if paid off early and therefore, the company recognized a gain in the amount of $97,498.

5.	Leases

The Company leases office space with non-cancellable operating lease agreements. The leases have remaining lease terms ranging from approximately five years to six years. Such leases have been recognized as operating leases.

Supplemental balance sheet information related to leases is as follows:

Balance Sheet Location	March 31, 2025	December 31, 2024
Operating Leases
Right-of-use assets	$331,192	$348,575

Current liabilities
Lease liability, current maturities	53,887	50,536
Non-current liabilities
Lease liability, net of current maturities	297,519	305,502
Total operating lease liabilities	$351,406	$356,038

Weighted Average Remaining Lease Term
Operating leases	5.13 years
Weighted Average Discount Rate
Operating leases	8%

The Company leases various equipment under non-cancellable operating lease agreements. The leases have remaining lease terms ranging from approximately one year to six years. Such leases have been recognized as operating leases.

Supplemental balance sheet information related to leases is as follows:

Balance Sheet Location	March 31, 2025	December 31, 2024
Finance Leases
Right-of-use assets (included in property and equipment)	$1,252,739	$1,325,137

Current liabilities
Lease liability, current maturities	187,158	202,886
Non-current liabilities
Lease liability, net of current maturities	1,124,349	1,166,248
Total finance lease liabilities	$1,311,507	$1,369,134

Weighted Average Remaining Lease Term
Finance leases	4.22 years
Weighted Average Discount Rate
Finance leases	8%

Resource Group US Holdings LLC and Subsidiaries
Notes to Financial Statements

For the Three Months Ended March 31, 2025, and 2024

5.	Leases (cont.)

As the leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at the lease commencement date in determining the present value of the lease payments, which is reflective of the specific term of the leases and economic environment of each geographic region.

Anticipated future lease costs, which are based in part on certain assumptions to approximate minimum annual rental commitments under non-cancellable leases, are as follows:

Year Ending December 31:	Operating
2025	$303,988
2026	374,871
2027	374,240
2028	376,015
2029	372,469
Thereafter	364,965
Total lease payments	2,166,548
Less: Imputed interest	(503,635)
Present value of lease liabilities	$1,662,913

6.	Member’s Deficit

As of March 31, 2025, 9,536,000 Class A Units, 6,485,962 Class A-1 Preferred Units, 0 Class A-2 Units, 475,000 Class B Units and 1,325,000 Class A-3 Preferred Units were held by the members of the Company. Each preferred member shall be entitled to receive, subject to the Operating Agreement, annual non-liquidating cash distributions in an amount equal to 11.5% of such preferred member’s aggregate original purchase price with respect to the preferred units. Such preferred return shall accrue and is payable in cash upon: (i) any merger or consolidation of the Company with any other entity in which the Company is not the surviving entity, (ii) the sale of substantially all the assets of the Company, (iii) a change in control, and (iv) any voluntary or involuntary liquidation, dissolution, or winding up of the Company. Under the Operating Agreement, the managers of the Company may make distributions of available cash to the members as follows: first, to the preferred members holding Class A-1 Preferred Units proportionately in accordance with their respective accrued but unpaid preferred return, then second, to the preferred members holding Class A-1 Preferred Units proportionately in accordance with their original purchase price, then third, to the preferred members holding Class A-2 and A-3 Preferred Units, proportionately, in accordance with their respective accrued but unpaid preferred return, then fourth, to the preferred members holding Class A-2 and A-3 Preferred Units in accordance with their original purchase price, then fifth, to the Class A members proportionally in accordance with their unpaid Class A return, and thereafter to the members proportionately in accordance with their percentage interests.

As of December 31, 2024, the Company had 10,510,000 Class A-2 Units outstanding. During the three months ended March 31, 2025, the Company and its Class A-2 Unit holder entered into a Unit Relinquishment and Release Agreement (the “Release”) whereas the unit holder relinquished all of it 10,510,000 Class A-2 Units which were outstanding.

During the three months ended March 31, 2025, the Company issued 475,000 Class B Units of the Company. These units were issued to membersfor grants issued in prior periods.

7.	Related Party Transactions

As of March 31, 2025 and December 31, 2024, the Company had $2,575,720 and $2,502,241, respectively, due to related parties. These amounts resulted from advances from members of the Company and are non-interest bearing and due on demand.

As disclosed in Note 4, the Company has a note payable from a related party (MCS) in the amount of $4,960,517 as of March 31, 2025 and December 31, 2024. The company also has a note payable from a related party (Index) in the amount of $31,749 as of March 31, 2025 and December 31, 2024.

 Resource Group US Holdings LLC and Subsidiaries
Notes to Financial Statements

For the Three Months Ended March 31, 2025, and 2024

8.	Commitments and Contingencies

At times the Company may be subject to certain claims and lawsuits arising in the normal course of business. The Company will assess liabilities and contingencies in connection with outstanding legal proceedings utilizing the latest information available. Where it is probable that the Company will incur a loss and the amount of the loss can be reasonably estimated, the Company will record a liability in our consolidated financial statements. These legal accruals may be increased or decreased to reflect any relevant developments on a quarterly basis. Where a loss is not probable or the amount of the loss is not estimable, the Company will not record an accrual, consistent with applicable accounting guidance. The Company is not currently involved in any legal proceedings.

9.	Segment Reporting

The Company’s Chief Operating Decision Maker (“CODM”) as defined under GAAP, who is the Company’s Manager, has determined that the Company is currently organized its operations into two segments: Resource and ZEI. These segments reflect the way our executive team evaluates the Company’s business performance and manages its operations. The CODM used the below financial information to assess financial performance and allocate resources. Information for the Company’s segments is provided in the following table:

	Resource	ZEI	Consolidated
Period Ended March 31, 2025
Revenue	$1,991,570	$3,286,993	$5,278,563
Cost of revenue
Purchases	142,468	-	142,468
Outside labor and payroll	168,880	2,004,829	2,173,709
Fuel	209,574	139,470	349,044
Other cost of revenue	114.390	446,022	560,412
Total cost of revenue	635,312	2,590,321	3,225,633

General and administrative expenses:
Payroll and related expenses	338,524	362,231	700,755
Professional fees and consulting	468,368	12,000	480,368
Other operating expenses	680,491	273,794	954,285
Total general and administrative expenses	1,487,383	648,025	2,135,408
Operating (loss) income	(131,125)	48,647	(82,478)
Interest expense	(640,340)	(116,357)	(756,697)
Gain on settlement of debt	-	97,498	97,498
Net (loss) income	$(771,465)	$(29,788)	$(741,677)
Total assets	$5,066,749	$3,861,439	$8,928,188

 Resource Group US Holdings LLC and Subsidiaries
Notes to Financial Statements

For the Three Months Ended March 31, 2025, and 2024

9.	Segment Reporting (cont.)

	Resource	ZEI	Consolidated
Period Ended March 31, 2024
Revenue	$727,703	$3,364,285	$4,091,988
Cost of revenue
Purchases	127,883	-	127,883
Outside labor and payroll	208,077	1,978,184	2,186,261
Fuel	199,592	174,039	373,631
Other cost of revenue	127,648	538,884	666,532
Total cost of revenue	663,200	2,691,107	3,354,307

General and administrative expenses:
Payroll and related expenses	402,085	396,253	798,338
Professional fees and consulting	61,406	-	61,406
Other operating expenses	871,963	187,799	1,059,762
Total general and administrative expenses	1,335,454	584,052	1,919,506
Operating (loss) income	(1,270,951)	89,126	(1,181,825)
Interest expense	(369,150)	(101,576)	(470,726)
Net (loss) income	$(1,640,101)	$(12,450)	$(1,652,551)
Total assets	$4,014,558	$5,184,560	$9,199,118

10.	Subsequent Events

In February 2025, the Company entered into a Membership Interest Purchase Agreement (the “Membership Interest Purchase Agreement”) with Safe and Green Development Corporation (“SG DevCorp”) and the Company’s members (“Equityholders”) whereas SG DevCorp will acquire 100% of the membership interests of the Company.

On June 2, 2025, the Company and Safe and Green Development Corporation (“SG DevCorp”) entered into an Amendment (the “Amendment”) to the Membership Interest Purchase Agreement, dated February 25, 2025, (the “Purchase Agreement”). The Amendment alters the consideration to be paid by SG DevCorp to the Company’s members (“Equityholders”) in connection with the purchase of 100% of the membership interests of the Company. Pursuant to the Amendment, the purchase price for the membership interests of the Company was amended to be comprised of (i) $480,000 in principal amount of unsecured 6% promissory notes due on the first anniversary of the closing, (ii) the issuance of shares of the Company’s restricted common stock (the “Closing Shares”) equal to 19.99% of SG DevCorp’s outstanding shares of common stock on the date the Purchase Agreement was executed; and (iii) 1,500,000 shares of a newly designated series of non-voting Series A Convertible Preferred Stock (the “Series A Preferred Stock”) (which, subject to the approval of SG DevCorp’s stockholders and The Nasdaq Stock Market (“Nasdaq”) not objecting to the conversion and SG DevCorp continuing to meet and being eligible to meet the Nasdaq continued listing requirements after conversion), would be convertible into 9,000,000 restricted shares of SG DevCorp’s common stock). The Amendment also provides that, subject to shareholder approval, SG DevCorp will issue an aggregate of 41,182 additional shares of SG DevCorp’s common stock to the Equityholders upon the approval of such issuance by SG DevCorp’s stockholders and provided that the Company continues to meet and is eligible to meet the Nasdaq continued listing requirements.